United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,635,470
Unrealized Gain (Loss) on Market Value of Futures	1,102,260
Dividend Income	528
Interest Income	385
ETF Transaction Fees	1,050
Total Income (Loss)	$2,739,693

Expenses
General Partner Management Fees	$26,620
Brokerage Commissions	2,841
Non-interested Directors' Fees and Expenses	457
Prepaid Insurance Expense	337
Other Expenses	12,692
Total Expenses	42,947
Expense Waiver	(7,368)
Net Expenses	$35,579
Net Income (Loss)	$2,704,114

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/13	$45,315,242
Additions (500,000 Units)*	4,122,179
Withdrawals (150,000 Units)	(12,585,096)
Net Income (Loss)	2,704,114

Net Asset Value End of Month	$39,556,439
Net Asset Value Per Unit (900,000 Units)	$43.95

* On August 28, 2013, the United States Brent Oil Fund, LP executed a forward unit split of 2-for-1. Units shown include the 450,000 unit addition associated with this forward unit split.

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612